SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2009

PIONEER NATURAL RESOURCES COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O'Connor Blvd., Suite 200, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (972) 444-9001

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Effective April 29, 2009, Pioneer Natural Resources Company (the “Company”) and the lenders under the Company’s Amended and Restated 5-Year Revolving Credit Agreement (the “Credit Agreement”) amended the Credit Agreement to provide the Company additional financial flexibility. The Credit Agreement contains certain financial covenants, one of which required the Company to maintain a ratio of the net present value of the Company’s oil and gas properties to total debt of at least 1.75 to 1.0 until the Company achieves an investment grade rating by Moody's Investors Service, Inc. or Standard & Poors Ratings Group, Inc. The amendment reduced that ratio to 1.5 to 1.0 through the period ending March 31, 2011, after which time the ratio would revert to 1.75 to 1.0, and provides that the Company may include in the calculation of the present value of its oil and gas properties 75% of the market value of its ownership of common units of Pioneer Southwest Energy Partners L.P. The covenant requiring the Company to maintain a ratio of total debt to total capitalization of no more than 0.60 to 1.0 was not changed.

The amendment also increased the spread on the Company’s borrowing rates from 0.75 percent to 2.00 percent and the commitment fee on the undrawn amounts under the Credit Agreement from 0.125 percent to 0.375 percent, all based on the Company’s current debt rating. In addition, the amendment changed certain provisions relating to the consequences if a lender under the Credit Agreement defaults in its obligations under the agreement. The foregoing description is qualified in its entirety by the complete copy of the amendment, which is filed as Exhibit 10.1 to this report, and which is incorporated herein by reference.

As of the date of the amendment, the Company was in compliance with all of its debt covenants under the Credit Agreement, including the original covenant to maintain a ratio of the net present value of oil and gas properties to total debt of at least 1.75 to 1.0.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

10.1 --	Third Amendment to Amended and Restated Credit Agreement dated as of April 29, 2009 among the Company, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and certain other lenders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

	By:	/s/ Frank W. Hall
Frank W. Hall,
Vice President and Chief
Accounting Officer

Dated: May 5, 2009

EXHIBIT INDEX

PIONEER NATURAL RESOURCES COMPANY

EXHIBIT INDEX

Exhibit No.	Description

10.1(a)	Third Amendment to Amended and Restated Credit Agreement dated as of April 29, 2009 among the Company, as Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and certain other lenders

___________

(a) Filed herewith.

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